EXHIBIT 99.1

At NationsHealth:

Timothy Fairbanks, CFO 954-903-5018

NATIONSHEALTH AND CIGNA EXTEND

PREFERRED VENDOR AGREEMENT THROUGH 2012

Sunrise, FL – May 7, 2008 – NationsHealth, Inc. (OTCBB: NHRX) (“NationsHealth or the “Company”) today announced that NationsHealth and CIGNA have amended and restated the agreement under which the Company provides services for CIGNA’s Medicare Rx Medicare Part D Prescription Drug Plan. The amended and restated agreement extends the term through September 30, 2012, with automatic renewals for additional one-year periods thereafter.

NationsHealth’s Chief Executive Officer, Dr. Glenn M. Parker commented, “CIGNA’s extension of the agreement through 2012 speaks to the relationship’s ongoing success. We are honored to have CIGNA as a major client of our Insurance Services division for years to come and we look forward to providing CIGNA and their members with continuous service excellence. We hope to build upon this successful collaboration over the next four and half years as CIGNA expands their Medicare product offerings.”

About NationsHealth, Inc.

NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies and insulin pumps, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and patient service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information, please visit http://www.nationshealth.com.

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to successfully maintain our Insurance Services segment, our ability to maintain our existing customer base; our dependence on Medicare reimbursement; changes in Medicare and Medicaid and any other state or national-based reimbursement programs, including the results of competitive bidding for durable medical equipment and supplies; our customers’ desire to take advantage of our Part D services; uncertainty in our costs incurred in administering the Part D program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; our exposure to product liability in excess of our insurance coverage; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged;; timing and market acceptance of new products sold by NationsHealth; our ability to raise the capital we will need to sustain our operations; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2007, and NationsHealth’s other reports it has filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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